SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  November 4, 1996


                       CHROMCRAFT REVINGTON, INC.
         ------------------------------------------------------
         (Exact name of Registrant as specified in its charter)


         Delaware                        0-19894              35-1848094
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)


1100 North Washington Street, Delphi, IN                            46923
----------------------------------------                          --------
(Address of Principal Executive Offices)                          Zip Code


                             (317) 564-3500
          ----------------------------------------------------
          (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

        On October 10, 1996, Chromcraft Revington, Inc. (the "Registrant") and Cochrane Furniture Company, Inc. ("Cochrane") jointly announced that they executed a definitive merger agreement (the "Merger Agreement") pursuant to which the Registrant will acquire Cochrane through a merger (the "Merger") of CRI Acquisition Corporation, a wholly-owned acquisition subsidiary of the Registrant, into Cochrane. Under the Merger Agreement, each issued and outstanding share of Cochrane common stock, other than the issued and outstanding shares of Cochrane common stock that are held by Cochrane shareholders who have properly exercised and perfected statutory dissenters' rights under North Carolina law, will be converted into the right to receive Four and 75/100 Dollars ($4.75) in cash, subject to certain adjustments. The Merger is subject to approval by shareholders of Cochrane and other conditions provided in the Merger Agreement. The Registrant anticipates that the Merger will be consummated on or about November 8, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     EXHIBITS

        2 Agreement and Plan of Merger by and among Chromcraft Revington, Inc., CRI Acquisition Corporation and
                 Cochrane Furniture Company, Inc., dated October 10,
                 1996.

        20       News Release of Chromcraft Revington, Inc. dated
                 October 10, 1996.

        99 Audited financial statements of Cochrane Furniture Company, Inc. as of March 30, 1996 and April 1, 1995 and for the fiscal years then ended.

























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


                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHROMCRAFT REVINGTON, INC.
                                       (Registrant)



Date:  November 4, 1996                By:/s/ FRANK T. KANE
                                          -------------------------------------
                                          Frank T. Kane, Vice President-Finance








































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